RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                              ROCKVILLE, MD 20850

September 1, 2005

State Street Bank & Trust Company
One Federal Street - 8th Floor
Boston, MA 02110
Attn: Fund Administration Department / Jack Clark

Ladies and Gentlemen:

      Reference is made to the Administration Agreement between us dated as of April 29, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Trust's desire to include the Rydex S&P 500 Equal Weighted Index Fund (the "Additional Fund") as an additional fund under the Agreement.

      In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you confirm that you will act as Administrator with respect to the Additional Fund and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                           Very truly yours,


                                           RYDEX ETF TRUST

                                           By:    /s/ Nick Bonos
                                                  ------------------------------
                                           Name:  Nick Bonos
                                           Title: Treasurer

                                           Accepted:


                                           STATE STREET BANK AND TRUST COMPANY

                                           By:    /s/ Gary L. French
                                                  ------------------------------
                                           Name:  Gary L. French
                                           Title: Senior Vice President

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                                    EXHIBIT A
                          APPROVED AS OF APRIL 29, 2005
                  AMENDED AND RESTATED AS OF SEPTEMBER 1, 2005

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":

            RYDEX RUSSELL TOP 50 ETF
            RYDEX S&P 500 EQUAL WEIGHTED INDEX FUND